Exhibit 99.1

One M&T Plaza, Buffalo, NY 14203	News Release October 18, 2023

M&T Bank Corporation (NYSE:MTB) announces third quarter 2023 results

M&T Bank Corporation ("M&T" or "the Company") reports net income of $690 million or $3.98 of diluted earnings per common share.

(Dollars in millions, except per share data)	3Q23	2Q23	3Q22

Earnings Highlights

Net interest income	$1,775	$1,799	$1,679
Taxable-equivalent adjustment	15	14	12
Net interest income - taxable-equivalent	1,790	1,813	1,691
Provision for credit losses	150	150	115
Noninterest income	560	803	563
Noninterest expense	1,278	1,293	1,279
Net income	690	867	647
Net income available to common shareholders - diluted	664	841	621
Diluted earnings per common share	3.98	5.05	3.53
Return on average assets - annualized	1.33%	1.70%	1.28%
Return on average common shareholders' equity - annualized	10.99%	14.27%	10.43%

Average Balance Sheet

Total assets	$205,791	$204,376	$201,131
Interest-bearing deposits at banks	26,657	23,617	30,752
Investment securities	27,993	28,623	23,945
Loans and leases, net of unearned discount	132,617	133,545	127,525
Deposits	162,688	159,399	167,271
Borrowings	12,585	15,055	4,194

Selected Ratios (Amounts expressed as a percent, except per share data)

Net interest margin	3.79%	3.91%	3.68%
Efficiency ratio	53.7	48.9	53.6
Net charge-offs to average total loans - annualized	.29	.38	.20
Allowance for credit losses to total loans	1.55	1.50	1.46
Nonaccrual loans to total loans	1.77	1.83	1.89
Common equity Tier 1 ("CET1") capital ratio (1)	10.94	10.59	10.75
Common shareholders' equity per share	$145.72	$143.41	$134.45

(1) September 30, 2023 CET1 capital ratio is estimated.

Financial Highlights

•
Capital position remains strong with the CET1 capital ratio increasing 35 basis points to an estimated 10.94% at September 30, 2023, compared with 10.59% at June 30, 2023.
•
Net interest margin of 3.79% in the recent quarter narrowed from 3.91% in the second quarter of 2023 as increases to the rates paid on interest-bearing deposits outpaced the rise in yields on interest-earning assets.
•
Average loans and leases in the third quarter of 2023 decreased 1% from the previous 2023 quarter reflecting a $714 million decline in average commercial real estate loan balances.
•
The level of nonaccrual loans improved to 1.77% of loans outstanding at September 30, 2023, compared with 1.83% at June 30, 2023.
•
Recent quarter net charge-offs of $96 million, or 29 basis points, were below the Company's long-term average net charge-off rate.
•
Average deposits increased 2% from the second quarter of 2023 reflecting a higher demand for interest-bearing products.

Chief Financial Officer Commentary

"The third quarter results reflect the stability of M&T's diverse banking franchise and the ability to consistently generate capital for our shareholders while continuing to invest in the systems and resources needed to best serve our customers. Our customer deposit balances increased in the recent quarter as we continue to build upon our strong liquidity position. Our credit metrics reflect a decline in nonaccrual loans and net charge-offs that remain below M&T's long-term average. The comparative strength of our financial position in the industry will continue to enable us to improve the communities in which we serve and the lives of our customers. Thank you to our employees for their commitment to delivering for our customers each and every day.”

- Daryl N. Bible, M&T's Chief Financial Officer

Contact:

Investor Relations: Brian Klock 716.842.5138

Media Relations: Frank Lentini 929.651.0447

Third Quarter 2023 Results

Non-GAAP Measures (1)

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions, except per share data)	3Q23	2Q23	2Q23	3Q22	3Q22

Net operating income	$702	$879	-20%	$700	—
Diluted net operating earnings per common share	$4.05	$5.12	-21%	$3.83	6%
Annualized return on average tangible assets	1.41%	1.80%		1.44%
Annualized return on average tangible common equity	17.41%	22.73%		17.89%
Efficiency ratio	53.7%	48.9%		53.6%
Tangible equity per common share	$93.99	$91.58	3%	$84.28	12%

(1)
A reconciliation of non-GAAP measures is included in the tables that accompany this release.

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Merger-related expenses associated with the People's United Financial, Inc. ("People's United") acquisition in 2022 generally consisted of:

•
Professional services, temporary help fees and other costs associated with actual or planned conversions of systems and/or integration of operations and the introduction of M&T to its new customers.
•
Costs related to terminations of existing contractual arrangements to purchase various services, severance and travel costs.
•
An initial provision for credit losses of $242 million in the second quarter of 2022 on loans not deemed to be purchased credit deteriorated ("PCD") on the April 1, 2022 acquisition date of People's United.

The amounts of merger-related expenses in 2022 are presented in the tables that accompany this release. No merger-related expenses were incurred in the nine months ended September 30, 2023.

Taxable-equivalent Net Interest Income

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions)	3Q23	2Q23	2Q23	3Q22	3Q22

Average earning assets	$187,403	$185,936	1%	$182,382	3%
Average interest-bearing liabilities	$121,388	$118,274	3%	$98,604	23%
Net interest income ̶ taxable-equivalent	$1,790	$1,813	-1%	$1,691	6%
Yield on average earning assets	5.62%	5.46%		3.90%
Cost of interest-bearing liabilities	2.83%	2.43%		0.41%
Net interest spread	2.79%	3.03%		3.49%
Net interest margin	3.79%	3.91%		3.68%

Third Quarter 2023 Results

Taxable-equivalent net interest income decreased $23 million, or 1%, from the second quarter of 2023.

•
Average interest-bearing deposits increased $5.6 billion and the rates paid on such deposits rose 52 basis points.
•
Average short-term borrowings declined $2.2 billion.
•
The yield on average outstanding loans and leases increased 17 basis points.
•
Average interest-bearing deposits at banks increased $3.0 billion.

Taxable-equivalent net interest income increased $99 million, or 6%, compared with the year-earlier quarter.

•
Yields earned on average loans and leases and interest-bearing deposits at banks increased 164 basis points and 317 basis points, respectively.
•
Average loans and leases increased $5.1 billion.
•
Rates paid on interest-bearing deposits increased 225 basis points.
•
Average borrowings increased $8.4 billion.

Provision for Credit Losses/Asset Quality

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions)	3Q23	2Q23	2Q23	3Q22	3Q22

At end of quarter
Nonaccrual loans	$2,342	$2,435	-4%	$2,429	-4%
Real estate and other foreclosed assets	37	43	-13%	37	—
Total nonperforming assets	$2,379	$2,478	-4%	$2,466	-4%
Accruing loans past due 90 days or more (1)	$354	$380	-7%	$477	-26%
Nonaccrual loans as % of loans outstanding	1.77%	1.83%		1.89%

Allowance for credit losses	$2,052	$1,998	3%	$1,876	9%
Allowance for credit losses as % of loans outstanding	1.55%	1.50%		1.46%

For the period
Provision for credit losses	$150	$150	—	$115	30%
Net charge-offs	$96	$127	-24%	$63	52%
Net charge-offs as % of average loans (annualized)	.29%	.38%		.20%

(1)
Predominantly government-guaranteed residential real estate loans.

M&T recorded a provision for credit losses of $150 million in each of the third and second quarters of 2023 compared with $115 million in the third quarter of 2022. The comparatively higher provisions for credit losses in the most recent two quarters compared with the third quarter of 2022 reflect a softening of commercial real estate values. Net charge-offs totaled $96 million in 2023's third quarter, compared with $127 million in 2023's second quarter and $63 million in the year-earlier quarter reflective of variability in the timing and amount of commercial real estate charge-offs.

Nonaccrual loans were $2.34 billion at September 30, 2023, $94 million lower than June 30, 2023 and $87 million lower than September 30, 2022. Those declines are reflective of lower levels of hospitality-related commercial real estate nonaccrual loans.

Third Quarter 2023 Results

Noninterest Income

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions)	3Q23	2Q23	2Q23	3Q22	3Q22
Mortgage banking revenues	$105	$107	-2%	$83	26%
Service charges on deposit accounts	121	119	2%	115	5%
Trust income	155	172	-10%	187	-17%
Brokerage services income	27	25	7%	21	28%
Trading account and non-hedging derivative gains	9	17	-44%	5	85%
Gain (loss) on bank investment securities	—	1	—	(1)	—
Other revenues from operations	143	362	-61%	153	-7%
Total	$560	$803	-30%	$563	-1%

Noninterest income in the third quarter of 2023 decreased $244 million, or 30%, as compared with 2023's second quarter.

•
Other revenues from operations decreased $219 million reflecting a $225 million gain on sale of the Company's Collective Investment Trust ("CIT") business in the second quarter of 2023.
•
Trust income declined $17 million, predominantly reflective of one month of revenues associated with the CIT business recognized prior to its sale in the second quarter of 2023.
•
Trading account and non-hedging derivative gains decreased $7 million from the second quarter due to a decline in customer interest rate swap revenues and market conditions.

Noninterest income decreased $3 million, or less than 1%, as compared with the year-earlier third quarter.

•
Trust income decreased $31 million reflecting lower revenues associated with the CIT business as a result of its sale in April 2023.
•
Other revenues from operations declined $11 million due to lower insurance income reflecting the sale of M&T Insurance Agency in December 2022.
•
Mortgage banking revenues increased $21 million due to higher servicing income related to the bulk purchase of residential mortgage loan servicing rights in the first quarter of 2023 and higher gains on sales of residential mortgage loans. The Company returned to originating for sale the majority of its newly originated residential mortgage loans in the first quarter of 2023.

Noninterest Expense

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions)	3Q23	2Q23	2Q23	3Q22	3Q22
Salaries and employee benefits	$727	$738	-1%	$736	-1%
Equipment and net occupancy	131	129	2%	127	3%
Outside data processing and software	111	106	4%	95	16%
FDIC assessments	29	28	5%	28	4%
Advertising and marketing	23	28	-19%	21	7%
Printing, postage and supplies	14	14	-2%	15	-5%
Amortization of core deposit and other intangible assets	15	15	—	18	-19%
Other costs of operations	228	235	-3%	239	-4%
Total	$1,278	$1,293	-1%	$1,279	—

Third Quarter 2023 Results

Noninterest expense aggregated $1.28 billion in the recent quarter, down from $1.29 billion in the second quarter of 2023. Excluding the amortization of core deposit and other intangible assets considered to be nonoperating in nature, noninterest operating expenses decreased $15 million, or 1%, to $1.26 billion in the recent quarter from $1.28 billion in the immediately preceding quarter.

•
Salaries and employee benefits expense decreased $11 million reflecting lower average headcount and lower expenses for contracted resources and overtime.
•
Other costs of operations decreased $6 million reflecting lower sub-advisory fees as a result of the sale of the CIT business in April 2023 and a decline in legal-related expenses, partially offset by losses associated with certain retail banking activities.

Noninterest expense decreased $2 million from the third quarter of 2022. Noninterest operating expenses aggregated $1.21 billion in the third quarter of 2022 after excluding $53 million of merger-related expenses associated with the People's United acquisition and $18 million of amortization of core deposit and other intangible assets. Noninterest operating expenses increased $55 million, or 5%, from the prior year third quarter inclusive of the following:

•
Other costs of operations increased $23 million resulting from the amortization of the bulk purchase of residential mortgage loan servicing rights purchased in March 2023 and losses associated with certain retail banking activities, partially offset by lower professional and other outside services expenses reflecting lower sub-advisory fees as a result of the sale of the CIT business.
•
Outside data processing and software costs increased $18 million, or 19%, primarily due to higher software maintenance costs, offshore processing and data processing fees.

Average Earning Assets

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions)	3Q23	2Q23	2Q23	3Q22	3Q22
Interest-bearing deposits at banks	$26,657	$23,617	13%	$30,752	-13%
Federal funds sold and agreements to resell securities	—	—	—	29	-100%
Trading account	136	151	-9%	131	4%
Investment securities	27,993	28,623	-2%	23,945	17%
Loans and leases, net of unearned discount
Commercial, financial, etc.	44,625	44,531	—	38,321	16%
Real estate - commercial	44,230	44,944	-2%	46,282	-4%
Real estate - consumer	23,573	23,781	-1%	22,962	3%
Consumer	20,189	20,289	—	19,960	1%
Total loans and leases, net	132,617	133,545	-1%	127,525	4%
Total earning assets	$187,403	$185,936	1%	$182,382	3%

Average earning assets increased $1.5 billion, or 1%, from the second quarter of 2023.

•
Average interest-bearing deposits at banks increased $3.0 billion due to increased liquidity from a rise in average deposits and a decline in average loan and investment securities balances.
•
Average loans and leases decreased $928 million primarily reflective of a $714 million decline in average balances of commercial real estate loans.
•
Average investment securities declined $630 million primarily due to pay downs of fixed rate mortgage-backed securities.

Third Quarter 2023 Results

Average earning assets increased $5.0 billion, or 3%, from the year-earlier third quarter.

•
Average loans and leases increased $5.1 billion predominantly due to higher average outstanding balances of commercial and industrial loans and leases reflecting lending activities to financial and insurance industry customers and motor vehicle and recreational finance dealers, partially offset by a $2.1 billion decline in average commercial real estate loans.
•
Average investment securities increased $4.0 billion due to the purchases of additional investment securities in the fourth quarter of 2022 and the first quarter of 2023.
•
Average interest-bearing deposits at banks decreased $4.1 billion reflecting lower deposits, incremental loan balances and purchases of investment securities, partially offset by higher borrowings.

Average Interest-bearing Liabilities

			Change 3Q23 vs.		Change 3Q23 vs.
($ in millions)	3Q23	2Q23	2Q23	3Q22	3Q22
Interest-bearing deposits
Savings and interest-checking deposits	$89,274	$87,210	2%	$89,360	—
Time deposits	19,528	16,009	22%	5,050	287%
Total interest-bearing deposits	108,802	103,219	5%	94,410	15%
Short-term borrowings	5,346	7,539	-29%	913	485%
Long-term borrowings	7,240	7,516	-4%	3,281	121%
Total interest-bearing liabilities	$121,388	$118,274	3%	$98,604	23%

Average interest-bearing liabilities increased $3.1 billion, or 3%, from the second quarter of 2023.

•
Average interest-bearing deposits increased $5.6 billion, including a $3.3 billion increase in average non-brokered deposits.
•
Average borrowings decreased $2.5 billion predominantly due to lower levels of short-term borrowings from the Federal Home Loan Bank ("FHLB") of New York.

Average interest-bearing liabilities increased $22.8 billion, or 23%, from the third quarter of 2022.

•
Average interest-bearing deposits increased $14.4 billion, including a $5.3 billion increase in average non-brokered deposits.
•
Average borrowings increased $8.4 billion predominantly due to issuances of long-term senior notes totaling $3.5 billion in the first quarter of 2023 and increases in short-term borrowings from the FHLB of New York.

Capital

	3Q23		2Q23	3Q22
CET1	10.94%	(1)	10.59%	10.75%
Tier 1 capital	12.27%	(1)	11.91%	12.13%
Total capital	13.99%	(1)	13.71%	13.96%
Tangible capital – common	7.78%		7.63%	7.70%

(1)
September 30, 2023 capital ratios are estimated.

M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $217 million and $25 million, respectively, for the

Third Quarter 2023 Results

quarter ended September 30, 2023. M&T did not repurchase any shares of its common stock in the third quarter of 2023.

The CET1 capital ratio for M&T was estimated at 10.94% as of September 30, 2023. M&T's total risk-weighted assets at September 30, 2023 are estimated to be $152 billion.

Capital regulations require buffers in addition to the minimum risk-based capital ratios noted above. M&T is subject to a stress capital buffer requirement that is determined through the Federal Reserve’s supervisory stress tests and M&T’s bank subsidiaries are subject to a 2.5% capital conservation buffer requirement. The buffer requirement must be composed entirely of CET1. In June 2023, the Federal Reserve released the results of its most recent supervisory stress tests. Based on those results, on October 1, 2023, M&T's stress capital buffer of 4.0% became effective.

M&T repurchased 3,282,449 shares of its common stock at an average cost per share of $182.79 resulting in a total cost of $600 million in 2022's third quarter. There were no share repurchases in the second or third quarters of 2023.

Conference Call

Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ323. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday October 25, 2023 by calling (800) 839-5631, or (402) 220-2558 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T

M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Forward-Looking Statements

This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, including economic conditions, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.

Third Quarter 2023 Results

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Examples of Future Factors include: the impact of M&T's acquisition of People's United (as described in the next paragraph); events and developments in the financial services industry, including legislation, regulations and other governmental actions as well as business conditions affecting the industry and/or M&T and its subsidiaries, individually or collectively; economic conditions, including inflation and market volatility; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; regulatory supervision and oversight, including monetary policy and capital requirements; domestic or international political developments and other geopolitical events, including international conflicts; governmental and public policy changes, including tax policy; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, Future Factors related to the acquisition of People's United include, among others: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; potential adverse reactions or changes to business, customer or employee relationships; M&T's success in executing its business plans and strategies and managing the risks involved in the foregoing; the results and costs of integration efforts; the business, economic and political conditions in the markets in which M&T and its subsidiaries operate; the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; and other factors related to the acquisition that may affect future results of M&T.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

Third Quarter 2023 Results

Financial Highlights

	Three months ended			Nine months ended
	September 30			September 30
Dollars in millions, except per share, shares in thousands	2023	2022	Change	2023	2022	Change
Performance
Net income	$690	647	7%	$2,259	1,226	84%
Net income available to common shareholders	664	621	7%	2,180	1,152	89%
Per common share:
Basic earnings	$4.00	3.55	13%	$13.09	7.18	82%
Diluted earnings	3.98	3.53	13%	13.05	7.14	83%
Cash dividends	1.30	1.20	8%	3.90	3.60	8%
Common shares outstanding:
Average - diluted (1)	166,570	175,682	-5%	167,093	161,295	4%
Period end (2)	165,970	172,900	-4%	165,970	172,900	-4%
Return on (annualized):
Average total assets	1.33%	1.28%		1.48%	.87%
Average common shareholders' equity	10.99%	10.43%		12.33%	7.24%
Taxable-equivalent net interest income	$1,790	1,691	6%	$5,434	4,020	35%
Yield on average earning assets	5.62%	3.90%		5.41%	3.30%
Cost of interest-bearing liabilities	2.83%	.41%		2.39%	.27%
Net interest spread	2.79%	3.49%		3.02%	3.03%
Contribution of interest-free funds	1.00%	.19%		.89%	.12%
Net interest margin	3.79%	3.68%		3.91%	3.15%
Net charge-offs to average total net loans (annualized)	.29%	.20%		.30%	.14%
Net operating results (3)
Net operating income	$702	700	—	$2,295	1,654	39%
Diluted net operating earnings per common share	4.05	3.83	6%	13.26	9.78	36%
Return on (annualized):
Average tangible assets	1.41%	1.44%		1.57%	1.23%
Average tangible common equity	17.41%	17.89%		19.70%	15.13%
Efficiency ratio	53.7%	53.6%		52.6%	58.1%

	At September 30
Loan quality	2023	2022	Change
Nonaccrual loans	$2,342	2,429	-4%
Real estate and other foreclosed assets	37	37	—
Total nonperforming assets	$2,379	2,466	-4%
Accruing loans past due 90 days or more (4)	$354	477	-26%
Government guaranteed loans included in totals above:
Nonaccrual loans	$40	45	-11%
Accruing loans past due 90 days or more	269	423	-37%
Nonaccrual loans to total net loans	1.77%	1.89%
Allowance for credit losses to total loans	1.55%	1.46%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4) Predominantly residential real estate loans.

Third Quarter 2023 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in millions, except per share, shares in thousands	2023	2023	2023	2022	2022
Performance
Net income	$690	867	702	765	647
Net income available to common shareholders	664	841	676	739	621
Per common share:
Basic earnings	$4.00	5.07	4.03	4.32	3.55
Diluted earnings	3.98	5.05	4.01	4.29	3.53
Cash dividends	1.30	1.30	1.30	1.20	1.20
Common shares outstanding:
Average - diluted (1)	166,570	166,320	168,410	172,149	175,682
Period end (2)	165,970	165,894	165,865	169,285	172,900
Return on (annualized):
Average total assets	1.33%	1.70%	1.40%	1.53%	1.28%
Average common shareholders' equity	10.99%	14.27%	11.74%	12.59%	10.43%
Taxable-equivalent net interest income	$1,790	1,813	1,832	1,841	1,691
Yield on average earning assets	5.62%	5.46%	5.16%	4.60%	3.90%
Cost of interest-bearing liabilities	2.83%	2.43%	1.86%	.98%	.41%
Net interest spread	2.79%	3.03%	3.30%	3.62%	3.49%
Contribution of interest-free funds	1.00%	.88%	.74%	.44%	.19%
Net interest margin	3.79%	3.91%	4.04%	4.06%	3.68%
Net charge-offs to average total net loans (annualized)	.29%	.38%	.22%	.12%	.20%
Net operating results (3)
Net operating income	$702	879	715	812	700
Diluted net operating earnings per common share	4.05	5.12	4.09	4.57	3.83
Return on (annualized):
Average tangible assets	1.41%	1.80%	1.49%	1.70%	1.44%
Average tangible common equity	17.41%	22.73%	19.00%	21.29%	17.89%
Efficiency ratio	53.7%	48.9%	55.5%	53.3%	53.6%

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2023	2023	2023	2022	2022
Nonaccrual loans	$2,342	2,435	2,557	2,439	2,429
Real estate and other foreclosed assets	37	43	44	41	37
Total nonperforming assets	$2,379	2,478	2,601	2,480	2,466
Accruing loans past due 90 days or more (4)	$354	380	407	491	477
Government guaranteed loans included in totals above:
Nonaccrual loans	$40	40	42	44	45
Accruing loans past due 90 days or more	269	294	306	363	423
Nonaccrual loans to total net loans	1.77%	1.83%	1.92%	1.85%	1.89%
Allowance for credit losses to total loans	1.55%	1.50%	1.49%	1.46%	1.46%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4) Predominantly residential real estate loans.

Third Quarter 2023 Results

Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in millions	2023	2022	Change	2023	2022	Change
Interest income	$2,641	1,782	48%	$7,484	4,175	79%
Interest expense	866	103	742	2,091	180	—
Net interest income	1,775	1,679	6	5,393	3,995	35
Provision for credit losses	150	115	30	420	427	-2
Net interest income after provision for credit losses	1,625	1,564	4	4,973	3,568	39
Other income
Mortgage banking revenues	105	83	26	297	275	8
Service charges on deposit accounts	121	115	5	354	341	4
Trust income	155	187	-17	521	546	-4
Brokerage services income	27	21	28	76	65	16
Trading account and non-hedging derivative gains	9	5	85	38	13	197
Gain (loss) on bank investment securities	—	(1)	—	—	(2)	—
Other revenues from operations	143	153	-7	664	437	52
Total other income	560	563	-1	1,950	1,675	16
Other expense
Salaries and employee benefits	727	736	-1	2,273	2,090	9
Equipment and net occupancy	131	127	3	387	338	14
Outside data processing and software	111	95	16	323	269	20
FDIC assessments	29	28	4	87	66	31
Advertising and marketing	23	21	7	82	58	42
Printing, postage and supplies	14	15	-5	42	40	5
Amortization of core deposit and other intangible assets	15	18	-19	47	38	24
Other costs of operations	228	239	-4	689	743	-7
Total other expense	1,278	1,279	—	3,930	3,642	8
Income before income taxes	907	848	7	2,993	1,601	87
Applicable income taxes	217	201	8	734	375	96
Net income	$690	647	7%	$2,259	1,226	84%

Third Quarter 2023 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in millions	2023	2023	2023	2022	2022
Interest income	$2,641	2,516	2,327	2,072	1,782
Interest expense	866	717	509	245	103
Net interest income	1,775	1,799	1,818	1,827	1,679
Provision for credit losses	150	150	120	90	115
Net interest income after provision for credit losses	1,625	1,649	1,698	1,737	1,564
Other income
Mortgage banking revenues	105	107	85	82	83
Service charges on deposit accounts	121	119	113	106	115
Trust income	155	172	194	195	187
Brokerage services income	27	25	24	22	21
Trading account and non-hedging derivative gains	9	17	12	14	5
Gain (loss) on bank investment securities	—	1	—	(3)	(1)
Other revenues from operations	143	362	159	266	153
Total other income	560	803	587	682	563
Other expense
Salaries and employee benefits	727	738	808	697	736
Equipment and net occupancy	131	129	127	137	127
Outside data processing and software	111	106	106	108	95
FDIC assessments	29	28	30	24	28
Advertising and marketing	23	28	31	32	21
Printing, postage and supplies	14	14	14	15	15
Amortization of core deposit and other intangible assets	15	15	17	18	18
Other costs of operations	228	235	226	377	239
Total other expense	1,278	1,293	1,359	1,408	1,279
Income before income taxes	907	1,159	926	1,011	848
Applicable income taxes	217	292	224	246	201
Net income	$690	867	702	765	647

Third Quarter 2023 Results

Condensed Consolidated Balance Sheet

	September 30
Dollars in millions	2023	2022	Change
ASSETS
Cash and due from banks	$1,769	2,256	-22%
Interest-bearing deposits at banks	30,114	25,392	19
Trading account	137	130	6
Investment securities	27,336	24,604	11
Loans and leases:
Commercial, financial, etc.	45,058	38,808	16
Real estate - commercial	43,574	46,139	-6
Real estate - consumer	23,448	23,074	2
Consumer	20,275	20,205	—
Total loans and leases, net of unearned discount	132,355	128,226	3
Less: allowance for credit losses	2,052	1,876	9
Net loans and leases	130,303	126,350	3
Goodwill	8,465	8,501	—
Core deposit and other intangible assets	162	227	-29
Other assets	10,838	10,495	3
Total assets	$209,124	197,955	6%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$53,787	73,023	-26%
Interest-bearing deposits	110,341	90,822	21
Total deposits	164,128	163,845	—
Short-term borrowings	6,731	918	633
Accrued interest and other liabilities	4,946	4,477	10
Long-term borrowings	7,123	3,459	106
Total liabilities	182,928	172,699	6
Shareholders' equity:
Preferred	2,011	2,011	—
Common	24,185	23,245	4
Total shareholders' equity	26,196	25,256	4
Total liabilities and shareholders' equity	$209,124	197,955	6%

Third Quarter 2023 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in millions	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$1,769	1,848	1,818	1,517	2,256
Interest-bearing deposits at banks	30,114	27,107	22,306	24,959	25,392
Federal funds sold and agreements to resell securities	—	—	—	3	—
Trading account	137	137	165	118	130
Investment securities	27,336	27,917	28,443	25,211	24,604
Loans and leases:
Commercial, financial, etc.	45,058	44,684	43,758	41,850	38,808
Real estate - commercial	43,574	44,649	45,073	45,365	46,139
Real estate - consumer	23,448	23,762	23,790	23,756	23,074
Consumer	20,275	20,249	20,317	20,593	20,205
Total loans and leases, net of unearned discount	132,355	133,344	132,938	131,564	128,226
Less: allowance for credit losses	2,052	1,998	1,975	1,925	1,876
Net loans and leases	130,303	131,346	130,963	129,639	126,350
Goodwill	8,465	8,465	8,490	8,490	8,501
Core deposit and other intangible assets	162	177	192	209	227
Other assets	10,838	10,675	10,579	10,584	10,495
Total assets	$209,124	207,672	202,956	200,730	197,955

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$53,787	54,938	59,955	65,502	73,023
Interest-bearing deposits	110,341	107,120	99,120	98,013	90,822
Total deposits	164,128	162,058	159,075	163,515	163,845
Short-term borrowings	6,731	7,908	6,995	3,555	918
Accrued interest and other liabilities	4,946	4,488	4,046	4,377	4,477
Long-term borrowings	7,123	7,417	7,463	3,965	3,459
Total liabilities	182,928	181,871	177,579	175,412	172,699
Shareholders' equity:
Preferred	2,011	2,011	2,011	2,011	2,011
Common	24,185	23,790	23,366	23,307	23,245
Total shareholders' equity	26,196	25,801	25,377	25,318	25,256
Total liabilities and shareholders' equity	$209,124	207,672	202,956	200,730	197,955

Third Quarter 2023 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		June 30,		September 30,		September 30, 2023 from		September 30				Change
Dollars in millions	2023		2023		2022		June 30,	September 30,	2023		2022		in
	Balance	Rate	Balance	Rate	Balance	Rate	2023	2022	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$26,657	5.40%	23,617	5.14%	30,752	2.23%	13%	-13%	$24,871	5.07%	36,248	1.00%	-31%
Federal funds sold and agreements to resell securities	—	5.79	—	5.53	29	.55	-99	-100	—	5.34	93	.42	-100
Trading account	136	4.05	151	2.66	131	1.78	-9	4	136	3.02	105	1.24	29
Investment securities	27,993	3.14	28,623	3.09	23,945	2.62	-2	17	28,081	3.08	18,077	2.51	55
Loans and leases, net of unearned discount
Commercial, financial, etc.	44,625	7.01	44,531	6.79	38,321	4.87	—	16	43,870	6.76	33,203	4.24	32
Real estate - commercial	44,230	6.41	44,944	6.25	46,282	4.49	-2	-4	44,830	6.16	42,864	4.09	5
Real estate - consumer	23,573	4.14	23,781	4.10	22,962	3.84	-1	3	23,707	4.06	20,557	3.69	15
Consumer	20,189	6.16	20,289	5.88	19,960	4.76	—	1	20,320	5.90	19,267	4.43	5
Total loans and leases, net	132,617	6.19	133,545	6.02	127,525	4.55	-1	4	132,727	5.98	115,891	4.14	15
Total earning assets	187,403	5.62	185,936	5.46	182,382	3.90	1	3	185,815	5.41	170,414	3.30	9
Goodwill	8,465		8,473		8,501		—	—	8,476		7,214		17
Core deposit and other intangible assets	170		185		236		-8	-28	185		165		12
Other assets	9,753		9,782		10,012		—	-3	9,790		9,602		2
Total assets	$205,791		204,376		201,131		1%	2%	$204,266		187,395		9%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$89,274	2.20	87,210	1.69	89,360	.31	2%	—%	$88,184	1.73	84,006	.16	5%
Time deposits	19,528	4.09	16,009	3.77	5,050	.09	22	287	15,751	3.74	4,401	.11	258
Total interest-bearing deposits	108,802	2.54	103,219	2.02	94,410	.29	5	15	103,935	2.03	88,407	.16	18
Short-term borrowings	5,346	5.16	7,539	5.11	913	1.16	-29	485	5,961	5.01	701	1.16	750
Long-term borrowings	7,240	5.52	7,516	5.43	3,281	3.67	-4	121	7,092	5.42	3,335	2.69	113
Total interest-bearing liabilities	121,388	2.83	118,274	2.43	98,604	.41	3	23	116,988	2.39	92,443	.27	27
Noninterest-bearing deposits	53,886		56,180		72,861		-4	-26	57,277		68,406		-16
Other liabilities	4,497		4,237		4,001		6	12	4,305		3,301		30
Total liabilities	179,771		178,691		175,466		1	2	178,570		164,150		9
Shareholders' equity	26,020		25,685		25,665		1	1	25,696		23,245		11
Total liabilities and shareholders' equity	$205,791		204,376		201,131		1%	2%	$204,266		187,395		9%

Net interest spread		2.79		3.03		3.49				3.02		3.03
Contribution of interest-free funds		1.00		.88		.19				.89		.12
Net interest margin		3.79%		3.91%		3.68%				3.91%		3.15%

Third Quarter 2023 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2023	2022	2023	2022
Income statement data
In millions, except per share
Net income
Net income	$690	647	$2,259	1,226
Amortization of core deposit and other intangible assets (1)	12	14	36	29
Merger-related expenses (1)	—	39	—	399
Net operating income	$702	700	2,295	1,654
Earnings per common share
Diluted earnings per common share	$3.98	3.53	$13.05	7.14
Amortization of core deposit and other intangible assets (1)	.07	.08	.21	.18
Merger-related expenses (1)	—	.22	—	2.46
Diluted net operating earnings per common share	$4.05	3.83	13.26	9.78
Other expense
Other expense	$1,278	1,279	$3,929	3,642
Amortization of core deposit and other intangible assets	(15)	(18)	(47)	(38)
Merger-related expenses	—	(53)	—	(293)
Noninterest operating expense	$1,263	1,208	$3,882	3,311
Merger-related expenses
Salaries and employee benefits	$—	13	$—	99
Equipment and net occupancy	—	2	—	4
Outside data processing and software	—	2	—	3
Advertising and marketing	—	2	—	4
Printing, postage and supplies	—	1	—	4
Other costs of operations	—	33	—	179
Other expense	—	53	—	293
Provision for credit losses	—	—	—	242
Total	$—	53	$—	535
Efficiency ratio
Noninterest operating expense (numerator)	$1,263	1,208	$3,882	3,311
Taxable-equivalent net interest income	$1,790	1,691	$5,434	4,020
Other income	560	563	1,950	1,675
Less: Gain (loss) on bank investment securities	—	(1)	—	(2)
Denominator	$2,350	2,255	$7,384	5,697
Efficiency ratio	53.7%	53.6%	52.6%	58.1%
Balance sheet data
In millions
Average assets
Average assets	$205,791	201,131	$204,266	187,395
Goodwill	(8,465)	(8,501)	(8,476)	(7,214)
Core deposit and other intangible assets	(170)	(236)	(185)	(165)
Deferred taxes	43	56	46	38
Average tangible assets	$197,199	192,450	$195,651	180,054
Average common equity
Average total equity	$26,020	25,665	$25,696	23,245
Preferred stock	(2,011)	(2,011)	(2,011)	(1,925)
Average common equity	24,009	23,654	23,685	21,320
Goodwill	(8,465)	(8,501)	(8,476)	(7,214)
Core deposit and other intangible assets	(170)	(236)	(185)	(165)
Deferred taxes	43	56	46	38
Average tangible common equity	$15,417	14,973	$15,070	13,979
At end of quarter
Total assets
Total assets	$209,124	197,955
Goodwill	(8,465)	(8,501)
Core deposit and other intangible assets	(162)	(227)
Deferred taxes	41	54
Total tangible assets	$200,538	189,281
Total common equity
Total equity	$26,197	25,256
Preferred stock	(2,011)	(2,011)
Common equity	24,186	23,245
Goodwill	(8,465)	(8,501)
Core deposit and other intangible assets	(162)	(227)
Deferred taxes	41	54
Total tangible common equity	$15,600	14,571

(1) After any related tax effect.

Third Quarter 2023 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Income statement data
In millions, except per share
Net income
Net income	$690	867	702	765	647
Amortization of core deposit and other intangible assets (1)	12	12	13	14	14
Merger-related expenses (1)	—	—	—	33	39
Net operating income	$702	879	715	812	700
Earnings per common share
Diluted earnings per common share	$3.98	5.05	4.01	4.29	3.53
Amortization of core deposit and other intangible assets (1)	.07	.07	.08	.08	.08
Merger-related expenses (1)	—	—	—	.20	.22
Diluted net operating earnings per common share	$4.05	5.12	4.09	4.57	3.83
Other expense
Other expense	$1,278	1,293	1,359	1,408	1,279
Amortization of core deposit and other intangible assets	(15)	(15)	(17)	(18)	(18)
Merger-related expenses	—	—	—	(45)	(53)
Noninterest operating expense	$1,263	1,278	1,342	1,345	1,208
Merger-related expenses
Salaries and employee benefits	$—	—	—	4	13
Equipment and net occupancy	—	—	—	2	2
Outside data processing and software	—	—	—	2	2
Advertising and marketing	—	—	—	5	2
Printing, postage and supplies	—	—	—	3	1
Other costs of operations	—	—	—	29	33
Other expense	—	—	—	45	53
Provision for credit losses	—	—	—	—	—
Total	$—	—	—	45	53
Efficiency ratio
Noninterest operating expense (numerator)	$1,263	1,278	1,342	1,345	1,208
Taxable-equivalent net interest income	$1,790	1,813	1,832	1,841	1,691
Other income	560	803	587	682	563
Less: Gain (loss) on bank investment securities	—	1	—	(3)	(1)
Denominator	$2,350	2,615	2,419	2,526	2,255
Efficiency ratio	53.7%	48.9%	55.5%	53.3%	53.6%
Balance sheet data
In millions
Average assets
Average assets	$205,791	204,376	202,599	198,592	201,131
Goodwill	(8,465)	(8,473)	(8,490)	(8,494)	(8,501)
Core deposit and other intangible assets	(170)	(185)	(201)	(218)	(236)
Deferred taxes	43	46	49	54	56
Average tangible assets	$197,199	195,764	193,957	189,934	192,450
Average common equity
Average total equity	$26,020	25,685	25,377	25,346	25,665
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Average common equity	24,009	23,674	23,366	23,335	23,654
Goodwill	(8,465)	(8,473)	(8,490)	(8,494)	(8,501)
Core deposit and other intangible assets	(170)	(185)	(201)	(218)	(236)
Deferred taxes	43	46	49	54	56
Average tangible common equity	$15,417	15,062	14,724	14,677	14,973
At end of quarter
Total assets
Total assets	$209,124	207,672	202,956	200,730	197,955
Goodwill	(8,465)	(8,465)	(8,490)	(8,490)	(8,501)
Core deposit and other intangible assets	(162)	(177)	(192)	(209)	(227)
Deferred taxes	41	44	47	51	54
Total tangible assets	$200,538	199,074	194,321	192,082	189,281
Total common equity
Total equity	$26,197	25,801	25,377	25,318	25,256
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(2,011)
Common equity	24,186	23,790	23,366	23,307	23,245
Goodwill	(8,465)	(8,465)	(8,490)	(8,490)	(8,501)
Core deposit and other intangible assets	(162)	(177)	(192)	(209)	(227)
Deferred taxes	41	44	47	51	54
Total tangible common equity	$15,600	15,192	14,731	14,659	14,571

(1) After any related tax effect.